Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
OF WARRANTS OF
DIRECT DIGITAL HOLDINGS, INC.
PURSUANT TO THE OFFER DATED AUGUST 29, 2023

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

• Warrants are not immediately available or Warrant holders cannot deliver Warrants to Equiniti Trust Company, LLC (the “Depositary”) prior to the Expiration Date (as defined in the Offer to Purchase), or

• The procedure for book-entry transfer cannot be completed on a timely basis, or

• Time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal and Consent and any other required documents, to reach the Depositary prior to the Expiration Date.

The Offer to Purchase and Consent Solicitation dated August 29, 2023 (the “Offer to Purchase”) and the related Letter of Transmittal and Consent, as each may be amended or supplemented from time to time, together constitute the “Offer.”

The Offer relates to the warrants that were publicly issued in connection with the DIRECT IPO (as defined in the Offer to Purchase), which trade on The Nasdaq Global Market under the symbol “DRCTW” (the “Warrants”). Any and all outstanding Warrants are eligible to be tendered pursuant to the Offer.

IF NECESSARY, MAIL THIS NOTICE OF GUARANTEED DELIVERY TO:

If delivering by mail or overnight courier:
Equiniti Trust Company, LLC
6201 15th Avenue, Brooklyn, NY 11219
Attention: Corporate Actions Department

If delivering by facsimile transmission:
(718) 765-8758

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, or overnight courier to the Depositary. See the discussion in the Offer to Purchase under “The Offer and Consent Solicitation, Section 2. Procedure for Tendering Warrants.”

For this notice to be validly delivered, it must be received by the Depositary at the above address before the Offer expires. Delivery of this notice to another mailing address will not constitute a valid delivery. Delivery to the Company, the information agent or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal and Consent is required to be guaranteed by an Eligible Institution (as defined in the Letter of Transmittal and Consent) under the instructions to the Letter of Transmittal and Consent, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal and Consent.

By signing this Notice of Guaranteed Delivery, you exchange, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal and Consent, receipt of which you hereby acknowledge, the number of Warrants specified below pursuant to the guaranteed delivery procedure described in the Offer to Purchase under “The Offer and Consent Solicitation, Section 2. Procedure for Tendering Warrants.”

NUMBER OF WARRANTS EXCHANGED:

SIGNATURES

Signatures:

Name(s) of Warrant Holders(s):
(please type or print)

Certificate Nos.:

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number:

Date:

If Warrants will be delivered by book-entry transfer, provide the Account Number.

Account Number(s):

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GUARANTEE OF DELIVERY
(Not to be Used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary of the Warrants tendered, in proper form for transfer, or a confirmation that the Warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer to Purchase into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within two Nasdaq Stock Market trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Consent and certificates for Warrants to the Depositary within the time set forth above.

Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(Please Print)

Title:

Address:

Areas Code(s) and Telephone Number(s):

Dated: , 2023

NOTE: DO NOT SEND WARRANTS WITH THIS FORM. WARRANTS SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL AND CONSENT.

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